SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC. 20549



                                    FORM 8-K



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)  May 30, 1997
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                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



           1-8483                                     95-3825062
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(Commission File Number)                  (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California           90245
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(Address of Principal Executive Offices)                            (Zip Code)



                                 (310) 726-7600
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              (Registrant's Telephone Number, Including Area Code)




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ITEM 5.           OTHER EVENTS.



On May 30, 1997 the following news release was issued:


                       UNOCAL UNIT COMPLETES TENDER OFFER;
                    PURCHASES $507 MILLION OF DEBT SECURITIES
                    -----------------------------------------


         El Segundo, Calif., May 30, 1997 -- Unocal Corporation today announced the purchase by its Union Oil Company of California subsidiary of approximately $507 million in aggregate principal amount, or over 72 percent, of three of its outstanding issues of debt securities.

         The $507 million in  principal  carried a weighted  interest  coupon of
9.27 percent, which yields an annual savings of approximately $47 million.

         The purchases were made pursuant to Union Oil's previously announced tender offer to purchase up to $700 million of debt securities. The offer expired May 22.

         Together with other debt repayments, the purchases substantially completed the company's program to reduce outstanding debt by $800 million, and were made with proceeds from the March sale of Unocal's West Coast refining, marketing and transportation assets.

         The debt securities were purchased for an aggregate price of approximately $555 million, including a pre-tax premium of approximately $48 million over their aggregate carrying value. The premium, together with related costs, will be recorded as an extraordinary charge to Unocal's second quarter earnings.

         Unocal Corporation is the world's largest independent exploration and production company with reserves of more than 9.8 trillion cubic feet of natural gas equivalent (1.6 billion barrels of oil equivalent) and major oil and gas production activities in Asia and the U.S. Gulf of Mexico.

         News releases and other company information are available at Unocal's website, http://www.unocal.com.



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Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.






                                UNOCAL CORPORATION
                                   (Registrant)




Date:  June 3, 1997             By: /s/ JOSEPH A. HOUSEHOLDER
                                -----------------------------
                                   Joseph A. Householder
                                   Vice President, Tax and Comptroller




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